UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2012

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 266-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our 2012 annual meeting of stockholders on May 16, 2012 (the “Annual Meeting”). Of the 20,495,714 shares of our common stock outstanding as the record date of March 19, 2012, 18,891,774 shares were represented at the Annual Meeting, either in person or by proxy, constituting 92.17% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.	Election of Class II Director. The following nominee was elected to serve as Class II director, to hold office until our 2015 annual meeting of stockholders or until his successor has been duly elected and qualified or his earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John A. Young	16,065,537	115,646	2,710,591

Following our Annual Meeting, our board of directors appointed Mr. Young to serve on our Audit Committee.

2.	Advisory Vote on Approval of Executive Compensation. On an advisory basis, the compensation of our named executive officers for the year ended December 31, 2011, as disclosed in our proxy statement relating to the Annual Meeting, was approved by our stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,128,282	48,977	3,924	2,710,591

At our 2011 annual meeting, our stockholders approved one year as the frequency of an advisory vote on the compensation of our named executive officers. Based upon such approval, our board of directors has determined that it will hold an advisory vote on the compensation of our named executive officers annually until the next required vote on the frequency of such an advisory vote.

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,852,985	38,789	0	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer

Date: May 21, 2012